EXHIBIT 99.1

CHC Group Sets Dates for Fiscal-2015 Q3 Earnings

•	Q3 Release After Close of Trading March 16; Analysts Call Morning of March 17

February 4, 2015 – Vancouver, British Columbia – CHC Group Ltd. (NYSE: HELI), the parent company of CHC Helicopter, plans to issue its earnings release for the fiscal-year 2015 third quarter, which ended Jan. 31, after market close on Monday, March 16.
The following day, Tuesday, Mar. 17, the company will hold its quarterly call for analysts at 8 a.m. (Eastern Time). The call also will be audio webcast at www.chc.ca/presentations.
Presentation material accompanying the earnings release will be posted to the same website before the call begins. Analysts only are invited to dial into and register for the call at 877-407-0778 or 201-689-8565, using Conference ID 13600646.
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About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates about 230 aircraft in about 30 countries around the world.

Contacts
CHC GROUP
INVESTORS
Lynn Antipas Tyson, +1.914.485.1150
Vice President, Investor Relations
lynn.tyson@chc.ca
or
MEDIA
T.R. Reid, +1.512.869.9094
Vice President, Global Communications
t.r.reid@chc.ca